[GRAPHIC OMITTED]

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA



                                     HEXAGON
                                  CONSOLIDATED

                           COMPANIES OF AMERICZ, INC.


                   AUTHORIZED COMMON STOCK: 900,000,000 SHARES
                                PAR VALUE: $.001


THIS CERTIFIES THAT
                                 SPECIMEN

IS THE RECORD HOLDER OF

ICUSIP N0. 428266 10 0

                        Shares of HEXAGON CONSOLIDATED COMPANIES OF AMERICA, INC. Common Stock transferable on the Books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

                        Witness tthe facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                     ----------------------
                           President


                     ----------------------
                           Secretary


                           [Nevada Seal not included]


NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

                      Countersigned Registered:
                   NEVADA AGENCY ANDTRUST COMPANY
                  SO WEST LIBERTY STREET, SUITE 880     By_____________________
                        RENO, NEVADA 89501                Authorized Signature